UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2019

PRESSURE BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-38185	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of CFO

On February 13, 2019, Mr. Joseph L. Damasio Jr., Vice President of Finance and Chief Financial Officer (“CFO”) of Pressure BioSciences, Inc. (the “Company”) informed the Company that he was resigning as CFO effective February 22, 2019.

Appointment of Acting CFO

On February 13, 2019, the Company appointed Mr. Richard P. Thomley as the Company’s Acting Chief Financial Officer.

Richard Thomley, age 67, was the Company’s Acting CFO from September 2013 through November 6, 2015 and was an independent financial consultant to the Company from March 2013 through September 2013. Prior to March 2013, Mr. Thomley was the Director of Finance of Kiva Systems, Inc. from June 2007 until January 2012. Mr. Thomley was the Chief Accounting Officer at Spire Corp. from January to June 2007. Mr. Thomley served as the Corporate Controller for Implant Sciences, Inc. from November 2004 until January 2007. Mr. Thomley was Chief Financial Officer at SynQor, Inc. from July 2000 to November 2004. Mr. Thomley has also held senior management positions in finance at Genesis Technical and Financial, Catamount Manufacturing, Inc., ChemDesign Corp., and Ansul Fire Protection Co. He has over 30 years of experience in U.S. GAAP accounting, internal management, financial reporting and analysis, and SEC reporting. Mr. Thomley is a Certified Public Accountant.

Family Relationships

There are no family relationships between Mr. Thomley and any other executive officer or member of the board of directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Thomley reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

The Company does not have a written employment agreement with Mr. Thomley, however, the Company has orally agreed to pay Mr. Thomley $100 per hour for his services. Mr. Thomley is expected to devote approximately fifty (50) hours per month to oversee the Company’s financial and administrative operations.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 14, 2019, the Company filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts Articles of Amendment to the Company’s Restated Articles of Organization, as amended, an amended designation of shares of the Series AA Convertible Preferred Stock (the “Certificate of Designation”). The information in Exhibit 3.1 of this Current Report on Form 8-K is incorporated herein by this reference.

With the exception of one provision, the Certificate of Designation filed on February 14, 2019 is identical to the one filed on May 1, 2018. The Certificate of Designation filed on February 14, 2019 deletes the words “on the original Issue Date of this Warrant” from the definition of Exempt Issuance in Section 5(h) and replaces them with the words “on May 1, 2018.”

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Amended Certificate of Designation of Series AA Convertible Preferred Stock, filed February 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 15, 2019	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher,
President and Chief Executive Officer